EXHIBIT 10.8 - EMPLOYMENT AGREEMENT WITH F. JEFFREY KRUPKA

                              ENGAGEMENT AGREEMENT
                              --------------------

     This Engagement and Consulting Agreement (the "Agreement") made and entered into effective the 1st day of January, 2002, by and between PocketSpec Technologies Inc., a Colorado Corporation, hereafter referred to as (the "Company" or as "PocketSpec"), and F. Jeffrey Krupka, hereinafter referred to as (the "Employee").

                                    RECITALS

     WHEREAS, the Employee is a director and the Company's President and CEO and the Company has agreed to directly employ the Employee to better reflect the work level she performs for the Company, in those capacities.

     WHEREAS, the Company is a licensee of technology, patents (filed and pending), trademarks and service marks of Color-Spec Technologies, Inc., hereinafter referred to for convenience as ("Color-Spec") and its agreements with Color-Spec gives the Company the right to continue development agreements for hardware and software technologies now being developed, and new applications for the technologies, hereinafter referred to as (the "Current Projects").

     WHEREAS, the Company is a publicly traded company which trades on the OTC Bulletin Board under the symbol "PKSP.

     WHEREAS, the Company desires to contract and hire the Employee for work in the areas of his expertise that align with the Company's plans, hereinafter referred to as (the "Employment Tasks and Scope"). The arrangements described in this Agreement as they pertain to the contracting or hiring of the Employee are hereinafter referred to as (the "Engagement").

     WHEREAS, the parties have decided to set down in writing the mutual understandings in this Agreement.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, for the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Engagement: The Company and Employee agree that Employmen Tasks and Scope to be performed by Employee is specifically defined as follows:

1.1. Continue as a director, president and CEO of the Company

2. Term of Engagement:  This Agreement  shall expire on December 31, 2006, or as
may  be  extended  by  simply   memorandum,   amendment  or  other  confirmation
documentation between PocketSpec and Employee.

3. Compensation:

     3.1. The Company has agreed to pay to Employee a monthly salary of $14,335.00 commencing January 1, 2002 with a bonus of $6,000.00 payable when the Company sells its remaining Aurora land accounts receivable, payable in arrears (except any bonuses) with one-half on the 15th of each month and the 1st of the following month, or as otherwise agreed by the Company and Employee.

     3.2. The Company may pay future amounts agreed to by the Company, payable in cash, restricted common stock, or other assets, based on performance of the Employee and the success of the Company.

     3. Expenses: The Employee will be reimbursed reasonable expenses incurred in relationship to the Engagement.

5. Additional Provisions:

     5.1. NONDISCLOSURE.

          5.1.1. Recognition of Company's Rights;
                 Nondisclosure. At during the Engagement and thereafter, Employee will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with the work of Employee for the Company, or unless an officer of the Company expressly authorizes such in writing. Employee will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to Employee work at Company and/or incorporates any Proprietary Information. Employee hereby assign to the Company any rights Employee may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

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

     5.2 Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); (b) information regarding plans for research, development, new products, marketing, and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, Employee is free to use information which is generally known in the trade or industry, which is not gained as a result of a breach of this Agreement, and his own skill, knowledge, know-how and experience to whatever extent and in whichever way Employee wish.

     5.2. Non-Solicitation. Employee shall not during the term of Engagement, and for a period of one year thereafter, directly o indirectly, use any Proprietary Information to:

          5.3.1. solicit, induce, entice, or attempt to entice, any employee of the Company to terminate his or his engagement with the Company;

          5.3.2. solicit, induce, entice, or attempt to entice, any customer of the Company to terminate its business relationship with the Company, including those that have been the Company's customers within the one year preceding its termination;

          5.3.3. directly or indirectly solicit or provide services to any customer of the Company including those who have been the
               Company's   customers   within   the  one  year   preceding   its
               termination.

     5.4. Third Party Information. Employee understands, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of their Engagement and thereafter,

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

          Employee will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with his work for the Company) or use, except in connection with his work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

     5.5. No Improper Use of Information of Prior Employers and Others. During the Engagement of Employee by the Company, Employee will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom Employee have an obligation of confidentiality, and Employee will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom Employee have an obligation of confidentiality unless consented to in writing by that former employer or person. Employee will use in the performance of his duties only information which is generally known and used by persons with training and experience comparable to that of Employee, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

     5.6. Assignment of Inventions.

          5.6.1. Proprietary Rights. The term "Proprietary Rights"shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

          5.6.2. Assignment of Inventions. Employee hereby assigns and agrees to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company rights, if any, that the Company believes may belong to the Employee, together or separately, as this may apply to technology and intellectual property acquisition ideas submitted to the Company - the "Submissions". In the circumstances that the counsel for the Company believes the Employee have authorship rights to any of the Submissions, the Employee, individually, shall assign, upon request by the Company, if the form requested and when requested, all their individual and/or collective right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by them, either alone or jointly with others, during the period of their engagement with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this provision, are hereinafter referred to as "Company Inventions."

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

          5.6.3. Government or Third Party. Employee also agrees to assign all their right, title and interest in and to any particular
               Invention to a third party, including without limitation the United States, as directed by the Company. Works for Hire:
               Employee acknowledges that all original works of authorship which are made by him (solely or jointly with others) within the scope of Engagement by Employee and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C. Section 101).

          5.6.4. Enforcement of Proprietary Rights. Employee will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end Employee will execute, verify and deliver such documents and perform such other acts (including appearances as a witness - with reasonable fees and costs paid by the Company) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, Employee will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. Employee obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of Employee engagement, but the Company shall compensate Employee at a reasonable rate after Employee termination for the time actually spent by Employee at the Company's request on such assistance.

6. No CONFLICTING OBLIGATION. Employee represents that their performance of all the terms of this Agreement does not and will not breach any agreement to keep in confidence information acquired by Employee in confidence or in trust prior to the Engagement by the Company.

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

7. RETURN OF COMPANY DOCUMENTS. When the work by Employee is concluded or terminated, Employee will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company.

8. TERMINATION. This Agreement may be terminated by the Company in the event of the sale of the Company, or for any other reason effective December 31, 2002 or thereafter, subject to payment of the penalty stated below. Any obligation to pay salary by Color-Spec Technologies Inc. is deemed void and of no effect. Penalty on termination is agreed to be $250,000.00, regardless of when terminated.

9. PERMISSION TO PUBLISH. The Company is a publicly traded company and as such there may be the necessity or desire on the part of the Company to publish the works of Employee, as may from time to time be: a)contracted, b) agreed to be contracted or completed, c) reports on review and analysis of the Company's products, etc. provided by Employee. The Employee understands and agrees to this and understands that the publications may include, by way of example: SEC Filings, PR Newswire, the Company's web sites, dissemination through PR firms.

10. No PARTNERSHIP RELATIONSHIP. Nothing in this Agreement, either express or implied may be interpreted to create a partnership or common interest between the Company and the Employee, but rather the relationship is an Employer/ Employee relationship.

11. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by Federal Express, certified mail, or facsimile seven (7) days after the date of mailing.

12.  GENERAL PROVISIONS.

     12.1.1. Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law.

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

     12.1.2.  Successors  and Assigns.  This  Agreement will be binding upon the
          successors,   heirs,   executors,   administrators   and  other  legal
          representatives or the respective parties herein.

     12.1.3. Survival. The provisions of this Agreement shall survive the termination of Engagement and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     12.1.4. Engagement. Employee agrees and understands that nothing in this Agreement shall confer any right with respect to continuation of engagement by the Company, nor shall it interfere in any way with Employee right or the Company's right to terminate Engagement of Employee at any time, with or without cause.

     12.1.5. Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     12.1.6. Entire Agreement. The obligations pursuant to this Agreement shall apply to any time during which Employee was previously engaged, or is in the future engaged, by the Company as a Employee or independent contractor if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between the parties. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in duties or compensation will not affect the validity or scope of this Agreement.

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

     12.1.7. Benefit of Counsel. Each party to this Agreement have had the benefit of legal counsel and representation prior to executing this Agreement.

THE PARTIES HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS.


The Employee:


/s/ F. Jeffrey Krupka
---------------------
F. Jeffrey Krupka

The Company:

PocketSpec Technologies Inc.


By:  /s/ Cynthia Kettl
     --------------------------------
     Cynthia Kettl, Treasurer and CFO

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